Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2016 Results

  Quarterly Net Sales of $118.6 Million, Up 2 Percent Sequentially
  Record Distributor Point of Sale
  Cash Flow From Operations Up 83% Sequentially
  LoRa® Alliance Membership Exceeds 200

CAMARILLO, Calif.--(BUSINESS WIRE)--March 2, 2016--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fourth quarter and fiscal year 2016, which ended January 31, 2016.

Net sales for the fourth quarter of fiscal year 2016 were $118.6 million, up 2 percent from the third quarter of fiscal year 2016 and down 9 percent from the fourth quarter of fiscal year 2015. Net sales for the full fiscal year 2016 were $490.2 million, down 12 percent from $557.9 million for the full fiscal year 2015.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the fourth quarter of fiscal year 2016 was 58.6 percent compared to 60.1 percent in the third quarter of fiscal year 2016 and 56.1 percent in the fourth quarter of fiscal year 2015. GAAP gross profit margin for the full fiscal year 2016 was 59.8 percent compared to 58.9 percent for the full fiscal year 2015.

GAAP net income for the fourth quarter of fiscal year 2016 was $1.2 million, or $0.02 per diluted share. This compares to GAAP net income of $10.7 million or $0.16 per share in the third quarter of fiscal year 2016, and GAAP net loss of $15.4 million or ($0.23) per share in the fourth quarter of fiscal year 2015.

GAAP operating results for the fourth quarter of fiscal 2016 and third quarter of fiscal year 2016 reflected an after-tax benefit of $1.8 million and $9.4 million, respectively, as a result of the fair value re-measurement of the Triune Systems earn-out liability. Included in the GAAP operating results for the fourth quarter of fiscal year 2015 were charges that included $23.3 million for the restructuring and impairment-related costs associated with the Company’s reduction of its investment in the defense and microwave communications infrastructure market and the further reduction of its investment in the optical long-haul markets.

For the full fiscal year 2016, GAAP net income was $11.5 million or $0.17 per diluted share compared to GAAP net income of $27.9 million or $0.41 per diluted share for the full fiscal year 2015.

To facilitate the complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items or items that are not considered reflective of the Company’s core results over time. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share exclude certain items as described below under “Non-GAAP Financial Measures.”

Excluding such items, non-GAAP net income for the fourth quarter of fiscal year 2016 was $10.8 million or $0.17 per diluted share. Non-GAAP net income was $12.1 million or $0.19 per diluted share in the third quarter of fiscal year 2016, and was $23.1 million or $0.34 per diluted share in the fourth quarter of fiscal year 2015. Non-GAAP net income for the full fiscal year 2016 was $56.4 million or $0.86 per diluted share. This compares to Non-GAAP net income for the full fiscal year 2015 of $104.0 million or $1.54 per diluted share.

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2016 was 59.0 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2016 was 60.3 percent and 60.1 percent in the fourth quarter of fiscal year 2015. Non-GAAP gross profit margin for the full fiscal year 2016 was 60.2 percent, which compares to 60.3 percent non-GAAP gross profit margin for the full fiscal year 2015.

As of the end of the fourth quarter of fiscal year 2016, the Company had $211.8 million in cash, cash equivalents and marketable securities compared to $230.3 million in cash, cash equivalents and marketable securities at the end of fiscal year 2015.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “While fiscal year 2016 proved challenging, we were pleased to deliver fiscal Q4 results that were ahead of our guidance. Demand from our Communication and Enterprise computing end markets strengthened throughout the quarter and record POS resulted in a 21% reduction in channel inventory.” Maheswaran continued, “Overall demand strengthened throughout the quarter and recent strong bookings across several businesses lead us to believe that we can return to outperforming the industry in fiscal year 2017.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and annual audit by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its annual report on Form 10-K for the fiscal year 2016.

First Quarter of Fiscal Year 2017 Outlook

  Net sales are expected to be in the range of $124 million to $132 million
  GAAP gross profit margin is expected to be in the range of 58.6% to 59.7%
  Non-GAAP gross profit margin is expected to be in the range of 59.0% to 60.0%
  GAAP SG&A expense is expected to be in the range of $31.7 million to $32.7 million
  GAAP R&D expense is expected to be in the range of $25.0 million to $26.0 million
  Integration and restructuring related expense is expected to be approximately $0.5 million
  Stock-based compensation expense is expected to be approximately $6.3 million, categorized as follows: $0.4 million cost of sales, $4.1 million SG&A, and $1.8 million R&D
  Amortization of acquired intangible assets is expected to be approximately $6.4 million
  Interest and other expense is expected to be approximately $2.2 million
  GAAP tax rate is expected to be in the range of 20% to 24%
  Non-GAAP tax rate is expected to be in the range of 19% to 23%
  GAAP earnings per diluted share are expected to be in the range of $0.09 to $0.13
  Non-GAAP earnings per diluted share are expected to be in the range of $0.26 to $0.30
  Fully-diluted share count is expected to be approximately 65.5 million shares
  Capital expenditures are expected to be approximately $8.0 million
  Depreciation expense is expected to be approximately $6.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit margin, net income and earnings per diluted share and free cash flow. The Company's measure of free cash flow excludes capital expenditures. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share may exclude the following items, if any:

  Stock-based compensation expense
  Intangible amortization and impairments
  Restructuring, integration, transaction and other acquisition related expenses
  Litigation expenses or dispute settlement charges or gains

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including gross profit margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters; and certain acquisition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the third and fourth quarters of fiscal year 2016 and fourth quarter of fiscal year 2015 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the first quarter of fiscal year 2017. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, the prospects for newly-acquired businesses to be integrated and contribute to future growth and profit expectations, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual review by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2015, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech, and the Semtech logo are registered marks of Semtech Corporation or its subsidiaries.

SEMTECH CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 31,	October 25,	January 25,	January 31,	January 25,
	2016	2015	2015	2016	2015
	Q4 2016	Q3 2016	Q4 2015	Q4 2016	Q4 2015
	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$118,609	$115,810	$130,394	$490,219	$557,885
Cost of sales	49,059	46,226	57,233	197,109	229,093
Gross profit	69,550	69,584	73,161	293,110	328,792
Operating costs and expenses:
Selling, general and administrative	33,769	30,747	33,590	136,151	128,525
Product development and engineering	28,965	26,855	34,984	113,737	119,371
Intangible amortization and impairments	6,411	6,308	18,062	25,059	37,354
Changes in the fair value of contingent earn-out obligations	(2,744)	(14,186)	-	(16,362)	-
Restructuring charges	-	962	284	4,526	1,285
Total operating costs and expenses	66,401	50,686	86,920	263,111	286,535
Operating income (loss)	3,149	18,898	(13,759)	29,999	42,257
Interest expense	(2,121)	(1,964)	(1,490)	(7,819)	(5,927)
Interest income and other (expense), net	(648)	(777)	572	(1,801)	165
Income before taxes	380	16,157	(14,677)	20,379	36,495
Provision (benefit) for taxes	(868)	5,453	764	8,882	8,548
Net (loss) income	$1,248	$10,704	$(15,441)	$11,497	$27,947

Earnings per share:
Basic	$0.02	$0.16	$(0.23)	$0.18	$0.42
Diluted	$0.02	$0.16	$(0.23)	$0.17	$0.41

Weighted average number of shares used in computing earnings per share:
Basic	64,934	65,117	66,763	65,657	67,108
Diluted	65,225	65,217	66,763	65,961	67,685

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	January 31,	January 25,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,810	$230,328
Accounts receivable, net	44,132	69,301
Inventories	63,875	73,668
Deferred tax assets	-	2,478
Prepaid taxes	5,236	1,544
Other current assets	16,168	19,369
Total current assets	341,221	396,688

Property, plant and equipment, net	101,006	115,471
Deferred income taxes	7,354	106
Goodwill	329,703	280,319
Other intangible assets, net	88,430	101,600
Other assets	43,803	35,247
Total assets	$911,517	$929,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,486	$32,448
Accrued liabilities	41,204	49,754
Deferred revenue	8,628	5,848
Current portion - long term debt	18,569	18,547
Deferred tax liabilities	-	1,444
Total current liabilities	103,887	108,041

Deferred tax liabilities - non-current	6,802	2,477
Long term debt - less current	239,177	234,746
Other long-term liabilities	33,600	32,809
Stockholders’ equity	528,051	551,358
Total liabilities & stockholders' equity	$911,517	$929,431

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

			Twelve Months Ended
			January 31,	January 25,
			2016	2015
			(Unaudited)

Net (loss) income			$11,497	$27,947

Net cash provided by operating activities			102,076	106,160
Net cash used in investing activities			(66,827)	(41,092)
Net cash used in financing activities			(53,767)	(77,934)
Net increase (decrease) in cash and cash equivalents			(18,518)	(12,866)
Cash and cash equivalents at beginning of period			230,328	243,194
Cash and cash equivalents at end of period			$211,810	$230,328

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended				Twelve Months Ended
	January 31,	October 25,	January 25,		January 31,	January 25,
	2016	2015	2015		2016	2015
Stock-based Compensation Expense	Q4 2016	Q3 2016	Q4 2015		Q4 2016	Q4 2015
	(Unaudited)	(Unaudited)			(Unaudited)
Cost of sales	$484	$197	$512		$1,555	$1,621
Selling, general and administrative	4,048	2,933	5,255		10,054	17,387
Product development and engineering	2,538	1,987	2,806		8,858	10,621
Total stock-based compensation expense	$7,070	$5,117	$8,573		$20,467	$29,629

	Three Months Ended				Twelve Months Ended
	January 31,	October 25,	January 25,		January 31,	January 25,
	2016	2015	2015		2016	2015
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2016	Q3 2016	Q4 2015		Q4 2016	Q4 2015
	(Unaudited)	(Unaudited)			(Unaudited)

GAAP gross profit	$69,550	$69,584	$73,161		$293,110	$328,792
Adjustments to GAAP gross profit:
Stock-based compensation expense	484	197	512		1,555	1,621
Acquisition related fair value adjustments	-	-	-		265	-
Restructuring charges	-	-	-		-	1,056
Impairment charges	-	-	4,740		-	4,740
Non-GAAP gross profit	$70,034	$69,781	$78,413		$294,930	$336,209

	Three Months Ended				Twelve Months Ended
	January 31,	October 25,	January 25,		January 31,	January 25,
	2016	2015	2015		2016	2015
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2016	Q3 2016	Q4 2015		Q4 2016	Q4 2015
	(Unaudited)	(Unaudited)			(Unaudited)

GAAP net income	$1,248	$10,704	$(15,441)		$11,497	$27,947

Adjustments to GAAP net income:
Stock-based compensation expense	$7,070	$5,117	$8,573		$20,467	$29,629
Transaction and integration related expenses	1,212	883	820		7,740	2,245
Acquisition related earn-out - compensation	819	1,164	1,758		4,095	830
Acquisition related earn-out - non-compensation	(2,744)	(14,186)	-		(16,200)	-
Intangible amortization and impairments	6,567	7,363	18,062		26,270	37,354
Environmental reserve	-	-	-		2,855	235
Restructuring charges	-	962	284		4,526	1,251
Impairment charges	-	600	11,378		600	12,464

Total before tax adjustment	12,924	1,903	40,875		50,353	84,008
Associated tax effect	(3,372)	(511)	(2,345)		(5,449)	(7,981)
Total of supplemental information net of taxes	9,552	1,392	38,530		44,904	76,027
Non-GAAP net (loss) income	$10,800	$12,096	$23,089		$56,401	$103,974

Diluted GAAP earnings per share	$0.02	$0.16	$(0.23)		$0.17	$0.41
Adjustments per above	0.15	0.03	0.57		0.69	1.13
Diluted non-GAAP earnings per share	$0.17	$0.19	$0.34		$0.86	$1.54

	Three Months Ended			Twelve Months Ended
	January 31,	October 25,	January 25,	January 31,	January 25,
	2016	2015	2015	2016	2015
Tax Impact Associated With Supplemental Information	Q4 2016	Q3 2016	Q4 2015	Q4 2016	Q4 2015
	(Unaudited)	(Unaudited)		(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,607	$2,669	$2,213	$6,366	$5,392
Transaction and integration related expenses	352	(178)	275	669	769
Acquisition related earn-out - compensation	264	499	-	1,005	-
Acquisition related earn-out - non-compensation	(898)	(4,797)	-	(5,447)	-
Intangible amortization and impairments	1,751	1,748	4,253	6,600	9,133
Restructuring charges	-	336	87	1,589	421
Valuation allowance	296	234	(7,442)	(6,275)	(10,861)
Environmental reserve	-	-	-	942	84
Impairment charges	-	-	2,959	-	3,043
Total of associated tax effect	$3,372	$511	$2,345	$5,449	$7,981

	Three Months Ended
	January 31,	October 25,	January 25,
	2016	2015	2015
	Q4 2016	Q3 2016	Q4 2015
	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$34,460	$18,870	$11,631
Net Capital Expenditure	(2,321)	(2,461)	(6,296)
Free Cash Flow:	$32,139	$16,409	$5,335

Q1FY17 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$0.09	$0.13

Stock based compensation expense	0.08	0.08
Transaction expense	0.01	0.01
Amortization of acquired intangibles	0.08	0.08
Non-GAAP EPS	$0.26	$0.30

CONTACT:
Semtech Corporation
Sandy Harrison, 805-480-2004
webir@semtech.com